SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                             ----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15 (d)
                                     of the
                         Securities Exchange Act of 1934

                        Date of Report: December 14, 1998

                                ALLSTAR INNS INC.
             (Exact name of registrant as specified in its charter)

                                    Delaware
                            (State of Incorporation)

                 0-22930                          77-0323962
          (Commission File No.)       (IRS Employer Identification No.)

                          200 E. Carrillo Street, #300
                         Santa Barbara, California 93101
                    (Address of principal executive offices)

                                 (805) 730-3383
                         (Registrant's telephone number)


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ITEM 5.   OTHER EVENTS

The Registrant issued the following press release on December 10, 1998:

      FOR IMMEDIATE RELEASE:

      Contact: Edward J. Gallagher, Vice Chairman /
               (805) 730-3383

                           ALLSTAR INNS INC. ANNOUNCES
                         FINAL LIQUIDATING DISTRIBUTION

            SANTA BARBARA, CALIFORNIA. DECEMBER 10, 1998. In accordance with the Plan of Complete Liquidation and Dissolution approved and adopted by the stockholders of Allstar Inns on May 8, 1997, the Company announced today that it has set December 28, 1998 as the Record Date for the final liquidating cash distribution to its holders of common stock. The amount of the final distribution will be $3.04 per share, or $3,184,227, and will be made to stockholders according to their holdings of common stock as of the Record Date.

            On the Record Date the Company will close its stock transfer books and discontinue recording transfers of shares of its common stock. The payment date for the final distribution has been set for approximately January 19, 1999. Holders of Company common stock as of the Record Date will not be required to surrender their common stock certificates in order to receive the pro rata portion of the final distribution.

                                      # # #


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                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             ALLSTAR INNS INC.

                                             By: Edward J. Gallagher
                                                 -------------------------
                                                 Edward J. Gallagher
                                                 Vice Chairman - Principal
                                                 Accounting Officer

Dated:  December 14, 1998


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